Exhibit 99.1

Service Continuation Agreement

This Service Continuation Agreement (this “Agreement”) is entered into as of January 11, 2018 by and between Michael Leabman (“you”) and Energous Corporation (the “Company”), collectively referred to herein as the “Parties”.

Recitals

WHEREAS, you have been employed by the Company as its Chief Technology Officer, and you and the Company now wish to effect a Separation of your employment relationship;

WHEREAS, your last day of employment with the Company will be January 11, 2018, and you and the Company agree that you will continue service with the Company as an independent contractor for a period of time following your last day of employment;

WHEREAS, you and the Company entered into an Executive Employment Agreement effective as of October 1, 2013 (the “Employment Agreement”);

WHEREAS, you and the Company wish to terminate the Employment Agreement and set forth in writing the terms of your service with the Company as an independent contractor, and the Company wishes to receive from you a general release of all claims against the Company;

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that you may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to your employment with, or separation from, the Company, and you and the Company desire to embody in this Agreement the terms, conditions and benefits to be provided in connection with your termination of employment with the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

Agreement

A.	Separation

1.             Separation Date. Your Separation will be January 11, 2018 (your “Separation Date”). The Company shall pay to you all amounts and benefits that have accrued or were earned but remain unpaid through your Separation Date in respect of salary, bonus and unreimbursed expenses, including accrued and unused vacation, on the Separation Date, regardless of whether you sign this Agreement. For purposes of this Agreement, “Separation” means your termination of employment with the Company. Additionally, you hereby agree that at the next annual stockholder’s meeting you will not stand for re-election to the Board of Directors or any committee thereof.

2.             Consideration for Release. Subject to your compliance with the terms and conditions of this Agreement, and provided you deliver to the Company this signed Agreement and satisfy all conditions to make the Release effective within thirty (30) days following your Separation (such thirty (30) day period, the “Release Period”), the Company shall provide you with good and valuable consideration, including, but not limited to, the payments set forth under this Agreement, as compensation for the Release set forth herein.

B.	Terms of Continued Service

Subject to your execution of this Agreement and the effectiveness of the Release set forth herein within the Release Period, your service with the Company during the Service Period (as defined below) shall be subject to the terms set forth below.

1.             Service Period. You will serve as an independent contractor of the Company for the two (2) year period commencing January 11, 2018 and ending on January 11, 2020, or such shorter period than 2 years if either party decides to terminate this Agreement or the Consulting Agreement in writing beforehand (the “Service Period”). For the avoidance of doubt, in the event you terminate this Agreement, any then unpaid amounts set forth in Section B.3 below shall terminate, and you shall not be entitled to any further payments set forth in Section B.3 below.

2.             Services. During the Service Period you shall provide consulting and advisory services to the Company’s Chief Executive Officer, at the direction of the Chief Executive Officer (the “Services”) in accordance with the Company’s standard consulting agreement attached hereto as Appendix A (“the “Consulting Agreement”). You shall provide the Services as an independent contractor of the Company and nothing in this Agreement will be construed as creating a joint venture relationship or an employer/employee/agency relationship between you and the Company. Additionally, at your request, the Company agrees to entertain proposals of new products or services using or incorporating the Company’s IP or products and, if willing to pursue such proposals (in the Company’s sole and absolute discretion), will negotiate in good faith on commercially reasonable terms regarding pricing, licenses, and other matters relating to Company IP or products.

3.             Service Period Compensation.

(a)                Fee. During the Service Period you shall receive a monthly payment equal to the quotient of (i) $388,562.50 divided by (ii) twenty-four (24) (or $16,190.10 per month) (the “Fee”). The Fee will be paid at the end of the month to which your service relates.

(b)                COBRA Benefit. Subject to your timely and proper election of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), your then-effective group health benefits for you and your COBRA-eligible dependents shall be continued at the Company’s cost for all premiums under COBRA (the monthly cost of such premiums, the “COBRA Premium”) for twelve (12) months (the “Non-Cash COBRA”), provided that, if the Company determines that it cannot provide the Non-Cash COBRA without potentially violating applicable law or incurring additional expense under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will provide you, in lieu thereof, taxable, continued installment payments equal to the COBRA Premium for 12 months (measured from the Separation Date), which payments will be made regardless of whether you elect COBRA continuation coverage (the “Cash COBRA”). Notwithstanding the foregoing, the number of months of Cash COBRA to be paid, in any case, shall be reduced by the number of months of Non-Cash COBRA previously paid by the Company.

(c)                Attorney’s Fees. Within 30 days following the first date this Agreement, the Release and the Consulting Agreement are all effective, the Company will reimburse you for up to $10,000 in the reasonable attorney’s fees you incurred in negotiating this Agreement, subject to the Company’s standard reimbursement policies.

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Notwithstanding any provision to the contrary, payment of the amounts set forth in Section B.3 above shall be subject to any applicable six (6) month delay that may be required under Section 409A.

You shall not be entitled to payment of any then-unearned and unpaid portion of the amounts provided under this Section B.3 upon termination (i) by the Company for any reason, (ii) by you of your consulting services under this Agreement prior to the end of the Service Period for any reason, or (iii) due to your death or disability.

You acknowledge and agree that your strict compliance with the terms of this Agreement, including Section B.5 below, is a condition to your receipt of any consideration pursuant to the terms of this Agreement. You further acknowledge and agree that in the event of any breach of your obligations under this Agreement, the Company shall, in its sole and absolute discretion, be entitled to refrain from making any payment of amounts provided under this Section B.3 that may be due but have not yet been paid, until such time as you have fully cured any such breach(es) to the satisfaction of the Company.

For purposes hereof, “Cause” means your conviction of a felony involving fraud, misappropriation, embezzlement or dishonesty in conjunction with your duties to Company; or your repeated and willful failure to perform your job duties as defined by the Board or material breach of this Agreement or the PIIA, provided, in each case, that the Board notifies you of the acts deemed to constitute such repeated and willful failure or material breach in writing and you fails to cure such failure or breach within sixty (60) days after written notice is given.

4.             Company Equity Awards. The parties hereto intend that you will not incur a break in service for purposes of providing services to the Company under the Company’s 2013 Equity Incentive Plan or the Company’s 2015 Performance Share Unit Plan with respect to your termination as an employee and commencement of services as an independent contractor hereunder; and you will continue to vest in your outstanding equity awards provided you continue to provide Services on each such applicable vesting date for such equity award, provided, however, that any portion of any equity award you hold in the Company that is unvested as of January 11, 2020 will be forfeited at that time. For the avoidance of doubt, and provided you continue to provide Service through such vesting dates, the following awards will vest during your Service – (1) With respect your RSU award granted October 24, 2016, 25,000 shares will vest on each of August 18, 2018 and August 18, 2019; (2) with respect to your RSU award granted February 23, 2017, 19,320 shares will vest on each of February 23, 2018 and February 23, 2019, and (3) With respect to your PSU granted May 21, 2015, all shares that were previously vested and deferred will be paid upon December 31, 2018, provided you continue to provide Service at such time, and, based upon the achievement of the performance metrics for the PSU, you will be eligible to continue vesting pursuant to the terms of the PSU and based on your continued Service.

5.             Service Period Covenants.

(a)                Non-Competition. During the Service Period, without the written consent of the Company, you will not become employed by (as an officer, director, employee, consultant or otherwise), involved or engaged in, or otherwise commercially interested in or affiliated with (other than as a less than 5% equity owner of any corporation traded on any national, international or regional stock exchange or over-the-counter market) any person or entity that competes with the Company or an affiliate thereof (together, the “Company Group”) in the business of the Company (the “Business”), which includes, but is not limited to, the design and development of a wire free charging system for electronic devices. Notwithstanding the foregoing, you may work for a division, entity or subgroup of a company or entity that engages in the Business so long as such division, entity or subgroup does not engage in the Business.

(b)                Non-Solicitation of Clients and Customers. During the Service Period and for a period of one (1) year thereafter, without the written consent of the Company, you will not solicit or attempt to solicit, for competitive purposes, the business of any of the clients or customers of any member of the Company Group, or otherwise induce such customers or clients or prospective customers or clients to reduce, terminate, restrict, or alter their business relationship with any member of the Company Group in any fashion. In the event your Services are terminated by the Company without Cause, this provision, and any other non-solicitation provision to which you are bound in favor of the Company, will cease as of the date of such termination without Cause (without the additional 1 year thereafter).

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(c)                Non-Solicitation of Employees. During the Service Period and for a period of one (1) year thereafter, without the written consent of the Company, you will not induce or attempt to induce any employee of any member of the Company Group to leave the employment of the Company Group. Notwithstanding the foregoing, for purposes of this Agreement, the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward employees of the Company or its successor assigns shall not be deemed to be a breach of this Section B.5. In the event your Services are terminated by the Company without Cause, this provision, and any other non-solicitation provision to which you are bound in favor of the Company, will cease as of the date of such termination without Cause (without the additional 1 year thereafter).

(d)                Voting of Shares. With respect to any Company shares you hold (the “Voting Shares”), through December 31, 2018, you will vote or cause to be voted the Voting Shares in favor of the Board recommendations on any measures brought by the Board before the Company Shareholders (each a “Board Recommendation”). With respect to any Company shares held by DvineWave Holdings LLC, through December 31, 2018, you agree that you will not advocate for, take any steps or actions, or attempt to have such shares vote against any Board Recommendations. Additionally, in the event the Voting Shares or the shares held by DvineWave Holdings LLC, in each case through December 31, 2018, do not vote in favor of a Board Recommendation for any reason during such period, the Company has the right to unilaterally terminate this Agreement and the Consulting Agreement with no further payments hereunder, except for accrued liabilities through the date of such termination.

C.	Release.

In consideration of the payments and benefits provided and to be provided to you by the Company under this Agreement, and in connection with your Separation by your signature below you agree to the following general release (the “Release”).

1.                   On behalf of yourself, your heirs, executors, administrators, successors, and assigns, you hereby fully and forever generally release and discharge the Company, its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, for purposes of this Section C, the “Company”) from any and all claims, causes of action, and liabilities up through the date of your execution of this Release. The claims subject to this Release include, but are not limited to, those relating to your employment with the Company and/or any predecessor to the Company and the termination of such employment. All such claims (including related attorneys’ fees and costs) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort. This expressly includes waiver and release of any rights and claims arising under any and all laws, rules, regulations, and ordinances, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the National Labor Relations Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act (if applicable); the provisions of the California Labor Code (if applicable); the Equal Pay Act of 1963; and any similar law of any other state or governmental entity. You further waive any rights under Section 1542 of the Civil Code of the State of California or any similar state statute. Section 1542 states:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known to him or her, must have materially affected his or her settlement with the debtor.”

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This Release does not extend to, and has no effect upon, any benefits that have accrued, and to which you have become vested or otherwise entitled to, under any employee benefit plan, program or policy sponsored or maintained by the Company, or to your right to indemnification by the Company, or continued coverage by the Company’s director’s and officer’s liability insurance policy, or to any claim that arises after the date of this Agreement or to any right you may have to obtain contribution as permitted by law in the event of entry of judgment against you as a result of any act or failure to act for which the Company, or any of its subsidiaries or affiliates, and you are held jointly liable.

2.                   In understanding the terms of the Release and your rights, you have been advised to consult with an attorney of your choice prior to executing the Release. You understand that nothing in the Release shall prohibit you from exercising legal rights that are, as a matter of law, not subject to waiver such as: (a) your rights under applicable workers’ compensation laws; (b) your right, if any, to seek unemployment benefits; (c) your right to indemnity under California Labor Code section 2802 or other applicable state-law right to indemnity; and (d) your right to file a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. Moreover, you will continue to be indemnified for your actions taken while employed by the Company, or while serving as a director of the Company, to the same extent as other then-current or former directors and officers of the Company under the Company’s Certificate of Incorporation and Bylaws and the director or officer indemnification agreement between you and the Company, and you will continue to be covered by the Company’s director’s and officer’s liability insurance policy as in effect from time to time to the same extent as other then-current or former directors and officers of the Company, each subject to the requirements of the laws of the State of California.

3.                   You understand and agree that the Company will not provide you with the payments and benefits under this Agreement unless you execute the Release. You also understand that you have received or will receive, regardless of the execution of the Release, all wages owed to you together with any accrued but unused vacation pay, less applicable withholdings and deductions, earned through your termination date.

4.                   As part of your existing and continuing obligations to the Company, you have returned to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including but not limited to the Company’s files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). You understand that, even if you did not sign the Release, you are still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by you in connection with your employment with the Company, or with a predecessor or successor of the Company pursuant to the terms of such agreement(s). Notwithstanding the foregoing, you may retain during the Service Period any company-provided cell phone or laptop in order to provide services to the Company, but you agree to return such cell phone and laptop computer upon the termination or completion of the Service Period. In addition, the Company reserves the right to review and erase any company confidential information that may be contained on the Company-provided cell phone and laptop computer.

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5.                   You represent and warrant that you are the sole owner of all claims relating to your employment with the Company and/or with any predecessor of the Company, and that you have not assigned or transferred any claims relating to your employment to any other person or entity.

6.                   You understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by either the Company or yourself.

7.                   You agree that you will not make, nor encourage any of your immediate family members (including spouse and parents) to make, any negative or disparaging statements or comments, either as fact or as opinion, about the Company, its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance. The Company (including its subsidiaries and affiliates) agrees that its then current executive officers and members of its Board of Directors will not make any negative or disparaging statements or comments, either as fact or as opinion, about you (or authorizing any statements or comments to be reported as being attributed to the Company). Nothing in this paragraph shall prohibit you or the Company from providing truthful information in response to a subpoena or other legal process or from enforcing or seeking to enforce any agreement between you and the Company.

8.                   You agree that you have had at least twenty-one (21) calendar days in which to consider whether to execute the Release, no one hurried you into executing the Release during that period, and no one coerced you into executing the Release. You understand that the offer of the payments and benefits hereunder and the Release shall expire on the twenty-second (22nd) calendar day after your employment termination date if you have not accepted it by that time. You further understand that the Company’s obligations under the Release shall not become effective or enforceable until the eighth (8th) calendar day after the date you sign the Release provided that you have timely delivered it to the Company (the “Effective Date”) and that in the seven (7) day period following the date you deliver a signed copy of the Release to the Company you understand that you may revoke your acceptance of the Release. You understand that the payments and benefits under this Agreement will become available to you at such time after the Effective Date.

9.                   In executing the Release, you acknowledge that you have not relied upon any statement made by the Company, or any of its representatives or employees, with regard to the Release unless the representation is specifically included herein. Furthermore, the Release and this Agreement contains our entire understanding regarding eligibility for payments and benefits and supersedes any or all prior representation and agreement regarding the subject matter of the Release. However, the Release does not modify, amend or supersede written Company agreements that are consistent with enforceable provisions of this Release such as your proprietary information and invention assignment agreement, and any stock, stock option restricted stock unit and/or stock purchase agreements between the Company and you or your indemnification agreement with the Company. Once effective and enforceable, this agreement can only be changed by another written agreement signed by you and an authorized representative of the Company.

D.	General Terms

1.                   Section 409A. To the extent (a) any payments to which you become entitled under this Agreement, or any agreement or plan referenced herein constitute deferred compensation subject to Section 409A of the Code and (b) you are deemed at the time of such termination of employment to be a “specified” employee under Section 409A of the Code, then such payment or payments will not be made or commence until the earlier of (i) the expiration of the six (6)-month period measured from the date of your Separation and (ii) the date of your death following such separation from service; provided, however, that such deferral will be effected only to the extent required to avoid adverse tax treatment to you, including (without limitation) the additional twenty percent (20%) tax for which you would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph will be paid to you or your beneficiary in one lump sum (without interest).

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       To the extent that any provision of this Agreement is ambiguous as to its exemption or compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder are exempt from Section 409A to the maximum permissible extent, and for any payments where such construction is not tenable, that those payments comply with Section 409A to the maximum permissible extent. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A.

       Payments pursuant to this Agreement (or referenced in this Agreement) are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the regulations under Section 409A.

       Notwithstanding the foregoing, in the event the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company will work in good faith with you to adopt such amendments to this Agreement, or to adopt such policies and procedures or take such other actions that the Company determines are necessary or appropriate, to avoid the imposition of taxes under Section 409A.

2.                   Company Policies. You will be bound by and comply fully with the Company’s insider trading policy, code of conduct, and any other policies and programs adopted by the Company regulating the behavior of its service providers, as such policies and programs may be amended from time to time.

3.                   Business Expense Reimbursement. You will be reimbursed, in accordance with the Company’s expense reimbursement policy, for all business expenses reasonably and necessarily incurred by you in connection with your provision of the Services to the Company.

4.                   Proprietary Information and Inventions Assignment Agreement. You acknowledge and agree that you continue to be bound by the Proprietary Information and Inventions Assignment Agreement (the “PIIA”) previously entered into by and between you and the Company. Notwithstanding the foregoing sentence, (i) your services going forward as a consultant will be governed by the terms of the Consulting Agreement (including any statement of work mutually agreed thereunder) to the extent the provisions differ from the PIIA, and (ii) if you provide services to the Company that are not services under such Consulting Agreement (the “Other Services”) your work for or with the Company in providing such Other Services will be governed by the PIIA.

5.                   Withholding. Sums payable to you hereunder shall be paid without deduction and withholding, and you shall be solely responsible for remittance of any and all taxes due as a self-employed person.

6.                   Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall, at any time, or to any extent, be determined invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be deemed valid and fully enforceable to the extent permitted by law.

7.                   Successors; Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. Your rights and obligations hereunder are non-assignable. The Company may assign its rights and obligations to any entity in which the Company or an entity affiliated with the Company, has a majority ownership interest.

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8.                   Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Notices or other communication directed to you shall be addressed to your home address most recently communicated to the Company in writing. Notices or other communication directed to the Company shall be addressed to the Company’s corporate headquarters and directed to the attention of the Board.

9.                   Entire Agreement; Agreement Provisions Modified. This Agreement, including the PIIA, sets forth the terms of your service with the Company and supersedes any prior representations or agreements, whether written or oral, including the Employment Agreement. This Agreement may not be modified or amended except by a written agreement signed by you and an authorized officer of the Company.

10.                Arbitration and Class Action Waiver. You and the Company agree to submit to mandatory binding arbitration any and all claims arising out of or related to your service with the Company and the termination thereof, including, but not limited to, claims for unpaid wages, wrongful termination, torts, stock or stock options or other ownership interest in the Company, and/or discrimination (including harassment) based upon any federal, state or local ordinance, statute, regulation or constitutional provision, except that each party may, at its, his or her option, seek injunctive relief in court related to the improper use, disclosure or misappropriation of a party’s private, proprietary, confidential or trade secret information (collectively, “Arbitrable Claims”). Further, to the fullest extent permitted by law, you and the Company agree that no class or collective actions can be asserted in arbitration or otherwise. All claims, whether in arbitration or otherwise, must be brought solely in your or the Company’s individual capacity, and not as a plaintiff or class member in any purported class or collective proceeding. Nothing in this Arbitration and Class Action Waiver section, however, restricts your right, if any, to file in court a representative action under California Labor Code Sections 2698, et seq.

SUBJECT TO THE ABOVE PROVISO, THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS. THE PARTIES FURTHER WAIVE ANY RIGHTS THEY MAY HAVE TO PURSUE OR PARTICIPATE IN A CLASS OR COLLECTIVE ACTION PERTAINING TO ANY ARBITRABLE CLAIMS BETWEEN YOU AND THE COMPANY.

This Agreement does not restrict your right to file administrative claims you may bring before any government agency where, as a matter of law, the parties may not restrict your ability to file such claims (including, but not limited to, the National Labor Relations Board, the Equal Employment Opportunity Commission and the Department of Labor). However, the parties agree that, to the fullest extent permitted by law, arbitration shall be the exclusive remedy for the subject matter of such administrative claims. The arbitration shall be conducted in San Francisco, California through JAMS before a single neutral arbitrator, in accordance with the JAMS employment arbitration rules then in effect. The JAMS rules may be found and reviewed at http://www.jamsadr.com/rules-employment-arbitration. If you are unable to access these rules, please let the Company know and the Company will provide you with a hardcopy. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based. In the event of arbitration relating to this Agreement or your service with the Company, each of you and the Company will bear its own costs, including, without limitation, attorneys’ fees.

11.                 Choice of Law. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed by and under the laws of the State of California (but not including any choice of law rule thereof that would cause the laws of another jurisdiction to apply).

12.                 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page To Service Continuation Agreement Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set forth below.

Energous Corporation

Dated:	By:
Stephen Rizzone, Chief Executive Officer

Michael Leabman, an individual

Dated:
Michael Leabman

[Signature Page To Service Continuation Agreement]

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Appendix A

Company Consulting Agreement Form

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ENERGOUS CORPORATION

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is entered into as of January 11, 2018 (the "Effective Date") by and between Energous Corporation (the "Company") and Michael Leabman ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:

1.            Services and Compensation. Consultant agrees to perform for the Company the services described in Exhibit A (the "Services"), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant's performance of the Services.

2.             Confidentiality.

A.       Definition. "Confidential Information" means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company's products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, .formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

B.       Nonuse and Nondisclosure. Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party. Consultant agrees that all Confidential Information will remain the sole property of the Company. Consultant also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Without the Company's prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company.

C.       Former Client Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any. Consultant also agrees that Consultant will not bring onto the Company's premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

D.       Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

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E.        Return of Materials. Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant's possession or control.

3.             Ownership.

A.       Assignment. To the extent directly related to the Services and delivered to the Company, or developed or created with the assistance of the Company, its employees or the Company’s consultants assigned by the Company to work with Consultant, or its equipment, the Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement that relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with in accordance with this Agreement or that Consultant may become associated with in work, investigation or experimentation in the Company's line of business in performing the Services under this Agreement (collectively, "Inventions"), are the sole property of the Company. To such extent, Consultant also agrees to assign (or cause to be assigned) and hereby assigns fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.

B.       Further Assurances. To such extent, Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. Consultant also agrees that Consultant's obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.

C.       Pre-Existing Materials. Subject to Section 3.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed under this Agreement any pre-existing invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant will inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company's prior written permission.

D.       Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney-in-fact, to act for and on Consultant's behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant.

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4.             Conflicting Obligations.

A.      Conflicts. Consultant certifies on the Effective Date, that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant's violation of this Section 4.A will be considered a material breach under Section 6.B.

B.       Substantially Similar Designs. In view of Consultant's access to the Company's trade secrets and proprietary know-how, Consultant agrees that Consultant will not, without Company's prior written approval, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of 12 months after the termination of this Agreement. Consultant acknowledges that the obligations in this Section 4 are ancillary to Consultant's nondisclosure obligations under Section 2.

C.       Nonuse of Third Party Resources. Consultant shall not, in connection with the performance of the Services or the contribution, conception, discovery, development or reduction to practice (whether alone or jointly with others) of any Inventions, use any government, university or other third party funds, grants, proprietary or confidential information or materials, intellectual property rights, facilities, equipment, premises, space, assistance, support, supplies or other resources, or any faculty or students of an educational institution, research center or similar.

D.       Notice of Changes. If Consultant is a student, faculty member or employee of an educational institution as of the Effective Date, Consultant shall immediately notify Company if Consultant is no longer a student, faculty member or employee of such educational institution. In addition, during the term, Consultant shall immediately notify Company if Consultant decides to perform services for a third party that competes with the Company. Consultant shall provide Company all details as reasonably requested by Company in connection with the changes notified by Consultant pursuant to this Section (D).

5.             Reports. Consultant also agrees that Consultant will, from time to time during the term of this Agreement or any extension thereof, keep the Company advised as to Consultant's progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested, by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the time required to prepare such written reports will be considered time devoted to the performance of the Services.

6.             Term and Termination.

A.       Term. The term of this Agreement will begin on the date of this Agreement and will continue until the earlier of (i) final completion of the Services or (ii) termination as provided in Section 6.B.

B.       Termination. Either party may terminate this Agreement upon giving the other party 14 days' prior written notice of such termination pursuant to Section 11.E of this Agreement. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services, is in breach of any material provision of this Agreement, or if applicable, if Consultant changes university, college or other educational institution or is engaged by a third party to perform any services.

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C.       Survival. Upon such termination, all rights and duties of the Company and Consultant toward each other shall cease except:

   (1)       The Company will pay, within 30 days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, submitted in accordance with the Company's policies and in accordance with the provisions of Section 1 of this Agreement; and

   (2)       Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 7 (Independent Contractor; Benefits), Section 8 (Indemnification), Section 9 (Nonsolicitation), Section 10 (Arbitration and Equitable Relief) and Section 11 (Miscellaneous) will survive termination of this Agreement. Termination will not release any party from liability arising out of this Agreement before such termination.

7.              Independent Contractor; Benefits.

A.       Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B.       Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company. If Consultant is reclassified by a state or federal agency or court as Company's employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company's benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

8.              Indemnification. Consultant agrees to indemnify and hold harmless the Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys' fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant's assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant or Consultant's assistants, employees or agents of any of the covenants contained in this Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party's rights resulting in whole or in part from the Company's use of the work product of Consultant under this Agreement.

9.              Nonsolicitation. Subject to the Service Continuation Agreement, from the date of this Agreement until 12 months after the termination of this Agreement (the "Restricted Period"), Consultant will not, without the Company's prior written consent, directly or indirectly, solicit or encourage any employee or contractor of the Company or its affiliates to terminate employment with, or cease providing services to, the Company or its affiliates. During the Restricted Period, Consultant will not, whether for Consultant's own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's relationship with any person who or business that is or during the period of Consultant's engagement by the Company was a partner, supplier, customer or client of the Company or its affiliates. Notwithstanding the foregoing, Consultant may contact and work with partners, suppliers, customers and clients of the Company or its affiliates in a manner that does not violate this Agreement or the Service Continuation Agreement, including Section B.5 of such agreement.

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10.           Arbitration and Equitable Relief.

A.       Arbitration. Except to the extent the Company elects to pursue equitable relief pursuant to Section 6, claims arising from the provisions of this Agreement or in any way arising from or related to the Consultant's relationship with the Company shall be arbitrated in San Francisco County, California using the procedures and policies of the American Arbitration Association ("AAA"). However, claims for workers’ compensation benefits and unemployment compensation benefits are not covered by this provision and such claims may be presented to the appropriate court or governmental agency. The sole and exclusive venue for the arbitration shall be in San Francisco County, California. The arbitration with the AAA shall be in accordance with the AAA’s then current version of the National Rules for the Resolution of Employment Disputes. However, neither party waives the right to seek through judicial process preliminary injunctive relief to preserve the status quo or prevent irreparable injury before the matter can be heard in arbitration. The Company will pay arbitration fees, deposits and administrative costs assessed by the AAA. The Consultant may be required to pay administrative fees to the AAA, but they shall not exceed the amount of the then-current filing fee for a civil action. The parties agree that the determination of the arbitrator shall be binding and final upon all parties. The arbitrator shall have the authority to grant any relief authorized by law, including the power to award attorneys’ fees, expert witness fees and costs according to statute. The award of the arbitrator may be filed with the clerk of any court of competent jurisdiction in San Francisco County, California and judgment may be rendered by the court upon the arbitration award and execution may be issued upon the judgment. THE CONSULTANT VOLUNTARILY AND KNOWINGLY GIVES UP ALL RIGHTS TO TRIAL BY JURY.

B.       Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Labor, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Consultant from pursuing court action regarding any such claim.

C.       Voluntary Nature of Agreement. Consultant acknowledges and agrees that Consultant is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that Consultant has carefully read this Agreement and has asked any questions needed to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Consultant is waiving its right to a jury trial. Finally, Consultant agrees that Consultant has been provided an opportunity to seek the advice of an attorney of its choice before signing this Agreement.

11.           Miscellaneous.

A.       Governing Law. This Agreement shall be governed by the laws of California without regard to its conflicts of law rules.

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B.       Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement.

C.       Entire Agreement. This Agreement (including Exhibit A hereto) and the Service Continuation Agreement and any other agreements or documents entered into by the Company and Consultant in connection with or around the effective date of this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement.

D.       Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.       Notices.

All notices and demands required or permitted under this Agreement shall be in writing, as follows: (i) by actual delivery of the notice into the hands of the party entitled to receive it; (ii) by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed to be given on the date of its mailing; or (iii) by Federal Express or any other recognized overnight carrier, in which case the notice shall be deemed to be given as of the date it is sent. All notices which concern this Agreement shall be addressed as follows:

If to the Company:	Attn: President
Energous Corporation
3590 N. First Street, Suite 210
San Jose, CA 95134

If to Consultant: To the address as shown from time to time on the records of the Company. Consultant may specify a different address, which change shall become effective upon receipt of such notice of such different address by the President of the Company.

Notwithstanding anything to the contrary in this Section 11.E Consultant agrees that deliverables and routine communications regarding Consultant work product and other ordinary course matters will be communicated in the manner requested by the Company, which is expected to be predominantly via email and telephone.

F.       Attorneys' Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, in addition to any other relief to which that party may be entitled.

G.       Set Off. In addition to all other rights and remedies available to the Company under this Agreement, which shall be cumulative, the Company shall have the right to set off against any amounts owed to Consultant any claims the Company may have against Consultant or amounts the Company believes are owed by Consultant to the Company.

H.       Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

I.       Supplemental Statements of Work; Counterparts; Facsimile. The parties may mutually agree from time to time to describe additional projects, deliverables, obligations, compensation and other terms in a supplemental statement of work (a "SOW"). Each SOW that is signed and delivered by both parties shall be attached hereto as an annex to Exhibit A and will be binding on the consultant and the Company, but notwithstanding anything to the contrary in any SOW, each such SOW will terminate (and will be deemed terminated) at the same time this Agreement terminates, or if earlier on the date that all obligations described in such SOW have been satisfied to the Company's satisfaction. The parties may execute and deliver this Agreement (or any SOW) in two or more counterparts (including without limitation by electronic transmission, facsimile copy or email in PDF or other readily accessible format), any one of which need not contain the signatures of more than one party, and each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. SOWs and changes thereto may be proposed and agreed to by email, provided that for the avoidance of doubt no SOW, or change thereto will be deemed binding on the Company unless signed by the Company.

[Remainder of Page Left Blank Intentionally—Signatures Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT		ENERGOUS CORPORATION

By:		By:
	(signature)		(signature)
Name:	Michael Leabman	Name:	Stephen Rizzone
		Title:	Chief Executive Officer

Address for Notice:
____________________________
____________________________
____________________________

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EXHIBIT A

SERVICES AND COMPENSATION

A1.         Contact. Consultant's principal Company contact:

Name: Stephen R. Rizzone

Title: Chief Executive Officer

A2.          SERVICES (if the Services are for a fixed term, state it here; if no fixed term is stated the term will continue until the Services are completed or the Agreement is terminated under Section 6, whichever occurs first)

During the Service Period (as defined in the Service Continuation Agreement) Consultant shall provide consulting and advisory services to the Company’s Chief Executive Officer, at the direction of the Chief Executive Officer, in accordance with this Exhibit A, as contemplated by the Service Continuation Agreement, entered into between Consultant and the Company as of the date hereof (the “Service Continuation Agreement”). Unless and until another SOW is mutually agreed to by the parties, the Services will be as follows:

•	Meetings from time to time reasonably requested by the Contact specified in Section A1 (the “Principal Contact”).
•	As reasonably requested by the Principal Contact, meetings with Company investors and potential Company investors about the Company’s wireless charging solutions and comparison of such solutions with the solutions of competitors of the Company.
•	As reasonably requested by the Principal Contact, meetings with the Company’s strategic partners and potential strategic partners about potential strategic partnerships with the Company.
•	As reasonably requested by the Principal Contact, attendance of and presentations at significant trade shows in which the Company participates.
•	Any other consulting and advisory services that are mutually agreed pursuant to a later entered written statement of work hereto that is signed by Consultant and the Company (each such later entered statement of work is an “Additional SOW”).
•	In the absence of any Additional SOW, while time commitments may vary from time to time based upon factors that neither Consultant nor Company may be able to predict, the current expectation of Consultant and Company is that Consultant is expected to provide approximately 20 hours of services per calendar month on average during the Services Period.

A3.          FEES/EXPENSES (applicable only where checked and completed)

Consultant will receive the fees set forth in Section B.3 and expense reimbursement set forth in Section D.3 of the Service Continuation Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT		ENERGOUS CORPORATION

By:		By:
	(signature)		(signature)
Name:	Michael Leabman	Name:	Stephen Rizzone
		Title:	Chief Executive Officer

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